Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-214080) on Form S-8 and the Registration Statement (No. 333-215051) on Form S-1 of Goodrich Petroleum Corporation of our report dated March 3, 2017 relating to the consolidated financial statements of Goodrich Petroleum Corporation, appearing in this Annual Report on Form 10-K of Goodrich Petroleum Corporation.

/s/ Hein & Associates LLP

Houston, Texas
March 3, 2017